UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) January 8, 2007
Penton Media, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-14337	36-2875386

(Commission File Number)	(IRS Employer Identification No.)

The Penton Media Building
1300 East Ninth Street, Cleveland, Ohio	44114-1503

(Address of Principal Executive Offices)	(Zip Code)
216-696-7000
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On January 8, 2007 Penton Media, Inc. (the “Company”) announced that, in connection with its cash tender offers and consent solicitations for (i) any and all of its outstanding 11-7/8% Senior Secured Notes due 2007 (the “2007 Notes”) and (ii) any and all of its outstanding 10-3/8% Senior Subordinated Notes due 2011 (the “2011 Notes” and together with the 2007 Notes, the “Notes”), it has received the requisite consents to amend (i) the indenture governing the 2007 Notes and (ii) the indenture governing the 2011 Notes.
The Company and U.S. Bank National Association, the trustee under the indenture governing the 2007 Notes, intend to enter into a supplemental indenture, which will amend the indenture under which the 2007 Notes were issued. The supplemental indenture will not become operative unless and until the 2007 Notes that have been validly tendered on or prior to the Expiration Date are accepted for payment and paid for by the Company. The supplemental indenture will, if it becomes operative, amend the indenture governing the 2007 Notes to, among other things, eliminate substantially all of the restrictive covenants, certain events of default and other related provisions and release the security interest benefiting the holders of 2007 Notes.
If the 2007 Notes are accepted for payment by the Company, the consideration to be paid for each 2007 Note validly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on January 8, 2007 (the “Consent Date”) is $1,002.50 per $1,000 principal amount of 2007 Notes, which includes a consent payment of $10.00 per $1,000 principal amount of 2007 Notes. The consideration to be paid for each Note validly tendered and not validly withdrawn after the Consent Date but prior to 9:00 a.m., New York City time, on January 31, 2007, unless extended by the Company in its sole discretion (the “Expiration Date”) is $992.50 per $1,000 principal amount of 2007 Notes, which will exclude any consent payment. At 5:00 p.m. on the Consent Date, $122,454,000 aggregate principal amount of 2007 Notes had been validly tendered and not withdrawn.
The Company and The Bank of New York Trust Company, N.A., the trustee under the indenture governing the 2011 Notes, intend to enter into a supplemental indenture, which will amend the indenture under which the 2011 Notes were issued. The supplemental indenture will not become operative unless and until the 2011 Notes that have been validly tendered on or prior to the Expiration Date are accepted for payment and paid for by the Company. The supplemental indenture will, if it becomes operative, amend the indenture governing the 2011 Notes to, among other things, eliminate substantially all of the restrictive covenants, certain events of default and other related provisions.
If the 2011 Notes are accepted for payment by the Company, the consideration to be paid for each 2011 Note validly tendered and not validly withdrawn on the Consent Date is $1,054.38 per $1,000 principal amount of 2011 Notes, which includes a consent payment of $10.00 per $1,000 principal amount of 2011 Notes. The consideration to be paid for each Note validly tendered and not validly withdrawn after the Consent Date but prior to the Expiration Date is $1,044.38 per $1,000 principal amount of 2011 Notes, which will exclude any consent payment. At 5:00

p.m. on the Consent Date, $155,050,000 aggregate principal amount of 2011 Notes had been validly tendered and not withdrawn.
A copy of the Company’s January 8, 2007 press release announcing the receipt of the requisite consents is attached hereto as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
99.1	Press release dated January 8, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PENTON MEDIA, INC.

By:	/s/ Preston L. Vice

Name:	Preston L. Vice
Title:	Chief Financial Officer
Date: January 9, 2007